CONSENT AGREEMENT

This Consent Agreement (the “Agreement”), dated as of February 23, 2012, by and among American Scientific Resources, Inc. of Nevada (the “Company”), American Scientific Resources, Inc. of Delaware (“Newco”) and the investors listed on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, between May 1, 2011 and October 1, 2011, the Company issued convertible promissory notes (each a “Note” and collectively, the “Notes”) to the Investors;

WHEREAS, as of the date hereof, certain of the principal and interest remain outstanding on the Notes; and

WHEREAS, the Company and Newco desire to enter into an asset purchase agreement, substantially in the form attached hereto as Exhibit A (the “Asset Purchase Agreement”), pursuant to which Newco will assume the outstanding principal and interest due under the Notes in the amounts as set forth opposite each Investor’s signature on the signature page hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.         Consent to Assumption. Each Investor consents to Newco’s assumption of the outstanding principal and interest due under the Notes in the amounts as set forth on the signature page hereto.

2.         Release of Company Liability. Newco and each of the Investors, severally and not jointly, hereby release the Company of any and all legal and financial responsibility, indebtedness and liability assumed under the Notes or any agreements, contracts or understandings, oral or written, entered into with respect to the Notes.

3.         Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

4.         Notice. All notices or other communications required or permitted by this Agreement, the Notes or by law to be served on or given to either party to this Agreement, the Company, Newco or the Investors by another party shall be in writing and shall be deemed duly served when personally delivered to the party to whom it is directed or when deposited in the United States mail, first-class postage prepaid, addressed to

To the Company:

American Scientific Resources, Inc.

1112 Weston Road, Unit 278

Weston, Florida 33326

Fax: 866.471.3819

Attention: Robert Faber

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To Newco:

NEWCO

2234 North Federal Highway

Suite 481

Fax: 866.471.3819

Boca Raton, FL 33431

To the Investors:

The addresses set forth on the signature page attached hereto or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

5.        Governing Law. This Agreement and any dispute, disagreement or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, and the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

6.       Attorneys' Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys' fees, costs and expenses.  For purposes of this Section 6, a party shall be deemed to be the prevailing party in the event that such party is awarded greater than the sum of one-half (1/2) of the disputed amount of any losses, claims, damages, expenses, or liabilities plus any amounts not in dispute.

7.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.      Remedies and Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

9.     Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision by its severance herefrom.

10.   Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

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11.   Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

12.   Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13.   Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

AMERICAN SCIENTIFIC RESOURCES, INC.

By:
Name:
Title:

NEWCO, INC.

By:
Name:
Title:

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THE INVESTORS

Investor Name and Address	Signature	Principal and Interest Assumed by Newco, Inc.

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